BYLAWS

                                       OF

                             1st STATE BANCORP, INC.


                                    ARTICLE I

                                PRINCIPAL OFFICE

     The principal office of 1st State Bancorp, Inc. (herein the "Corporation") shall be at 445 South Main Street, Burlington, North Carolina.


                                   ARTICLE II

                                  STOCKHOLDERS

     SECTION  1.  Place  of  Meetings.   All  annual  and  special  meetings  of
                  --------------------
stockholders shall be held at the principal office of the Corporation or at such other place within the United States as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation
                ---------------
for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

     SECTION 3. Special  Meetings.  Special meetings of the stockholders for any
                ------------------
purpose or purposes may be called at any time by the chairman of the board, by the president, by a majority of the board of directors or by a committee of the board of directors in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION  4.  Conduct of  Meetings.  Annual and  special  meetings  shall be
                  ---------------------
conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, the chairman of the board, vice chairman of the board or president to preside at such meetings.

     SECTION 5. Notice of Meeting.  Written  notice  stating the place,  day and
                ------------------
hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder is present in person or by proxy at a meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned to a different date, time or place, it shall not be necessary to give any notice of the date, time or place of any meeting or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken. If a new record date for the adjourned meeting is or shall be fixed under Section 6 of Article II of these Bylaws, however, notice of the adjourned meeting shall be given under this Section 5 to persons who are stockholders as of the new record date.

     SECTION  6.  Fixing  of  Record  Date.   For  the  purpose  of  determining
                  -------------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 7. Voting  Lists.  The officer or agent having  charge of the stock
                --------------
transfer books for shares of the Corporation shall make, at lest ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the registered office or the principal office of the Corporation or at the office of the Corporation's transfer agent, whether within or outside the State of North Carolina, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

     SECTION 8. Proxies. At all meetings of stockholders, a stockholder may vote
                --------
by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION  9.  Voting.  At each  election  for  directors  every  stockholder
                  -------
entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION  10.  Voting  of Shares  in the Name of Two or More  Persons.  When
                   -------------------------------------------------------
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast proportionally in proportion to the number of persons voting.

     SECTION 11.  Voting of Shares by Certain  Holders.  Shares  standing in the
                  -------------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator, committee or curator representing the stockholder may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION  12.  Inspectors  of  Election.   In  advance  of  any  meeting  of
                   -------------------------
stockholders, the board of directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at the meeting shall make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the person presiding at the meeting.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 13.  Nominating  Committee.  The board of  directors or a committee
                  ----------------------
appointed by the board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION  14. New  Business.  Any new  business to be taken up at the annual
                  --------------
meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation.


                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. General  Powers.  The  business  and affairs of the  Corporation
                ----------------
shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board, a vice chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board, the vice chairman of the board or the president to preside at its meetings.

     SECTION  2.  Number,  Term  and  Election.  The  board of  directors  shall
                  -----------------------------
initially consist of nine members and thereafter shall consist of such number of members as determined by the board of directors from time to time in accordance with the provisions of the Corporation's Articles of Incorporation. The board of directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 3. Regular  Meetings.  A regular  meeting of the board of directors
                ------------------
shall be held generally each month at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the board of directors may
                -----------------
be called by or at the request of the chairman of the board, the president, or a majority of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION 5. Notice.  Written notice of any special meeting shall be given to
                -------
each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of a meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. Quorum. A majority of the number of directors fixed by Section 2
                -------
of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION  7.  Manner of Acting.  The act of the  majority  of the  directors
                  -----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Corporation's Articles of Incorporation, or the Virginia Stock Corporation Act.

     SECTION 8. Action Without a Meeting. Any action required or permitted to be
                -------------------------
taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the minutes or proceedings of the board of directors.

     SECTION 9.  Resignation.  Any  director may resign at any time by sending a
                 ------------
written notice of such resignation to the principal office of the Corporation addressed to the board of directors, the chairman of the board, the president or the secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon delivery of the notice in accordance with the terms of the preceding sentence.

     SECTION 10.  Vacancies.  Any vacancy  occurring  in the board of  directors
                  ----------
shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation. The term of any director elected or appointed to fill a vacancy shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 11.  Removal of  Directors.  Any  director  or the entire  board of
                  ----------------------
directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 12. Compensation.  Directors,  as such, may receive a stated salary
                 -------------
and/or fees for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

     SECTION 13.  Presumption of Assent.  A director of the  Corporation  who is
                  ----------------------
present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless
(i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.

     SECTION 14.  Advisory  Directors.  The board of directors may by resolution
                  --------------------
appoint advisory directors to the board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

     SECTION 15. Age  Limitation  for  Non-Employee  Directors.  A person who is
                 ----------------------------------------------
seventy-five (75) years of age or older and who is not an employee of the Corporation or 1st State Bank shall not be eligible for election, re-election, appointment, or re-appointment to the board of directors. A non-employee director shall not serve beyond the annual meeting of the Corporation immediately following the non-employee director becoming seventy-five (75).


                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors or officers of the Corporation. The board may designate one or more directors or officers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the president, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.


                                    ARTICLE V

                                    OFFICERS

     SECTION 1. Positions.  The officers of the Corporation shall be a chairman,
                ----------
a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2.  Election and Term of Office.  The  officers of the  Corporation
                 ----------------------------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the
                --------
board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
                   ----------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.  Remuneration.  The  remuneration of the officers shall be fixed
                 -------------
from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. To the extent permitted by applicable law, and except
                ----------
as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2. Loans.  No  indebtedness  shall be  contracted  on behalf of the
                ------
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks,  Drafts, Etc. All checks, drafts or other orders for the
                ---------------------
payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. Deposits.  All funds of the Corporation  not otherwise  employed
                ---------
shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.


                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares.  The shares of the Corporation shall be
                ------------------------
represented by certificates signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself of an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 2. Form of Share Certificates. All certificates representing shares
                ---------------------------
issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon written request and without charge a full statement of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series).

     Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the Commonwealth of Virginia; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION 3. Form of Payment for Shares.  The  consideration for the issuance
                ---------------------------
of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 4.  Transfer of Shares.  Transfer of shares of capital stock of the
                 -------------------
Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney there unto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 5. Stock Ledger.  The stock ledger of the Corporation  shall be the
                -------------
only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

     SECTION  6. Lost  Certificates.  The board of  directors  may  direct a new
                 -------------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION  7.  Beneficial  Owners.  The  Corporation  shall  be  entitled  to
                  -------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VIII

                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 30th day of September of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the audit committee of the board of directors.


                                   ARTICLE IX

                                    DIVIDENDS

     Subject to the provisions of the Corporation's Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X

                                 CORPORATE SEAL

     The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI

                                   AMENDMENTS

     In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.